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                       SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

Date of Report (Date of earliest event reported)                 March 25, 1996

                               VALUE LINE, INC.
               (Exact name of registrant as specified in its charter)

         New York                    0-11306                    13-3139843
(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)              File Number)             Identification No.)

      220 East 42nd Street, New York, New York                   10017
      (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code                 212-907-1500

                               Not Applicable
           (Former name or former address, if changed since last report.)

Item 4:     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)  Previous independent accountants

     (i) On March 25, 1996, the Registrant terminated the engagement of Price Waterhouse LLP ("PW") as the independent accountants for the Registrant. On March 25, 1996, Horowitz & Ullmann was engaged to audit the financial statements of the Registrant. The termination of the engagement of PW and the selection of Horowitz & Ullmann were recommended by the Audit Committee of the Board of Directors and approved by the entire Board of Directors.

    (ii) The reports of PW on the financial statements for the last two fiscal years ended April 30, 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

   (iii) In connection with its audit for the two most recent fiscal years and through March 25, 1996, there have been no disagreements with PW on any matter of accounting principles or practices, financial statement


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          disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PW would have caused them to make reference thereto in their reports on the financial statements for such years.

    (iv) During the last two fiscal years and through March 25, 1996, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) with PW.

     (v) Enclosed is a letter addressed to the SEC stating that PW agrees with the above statements.

(b)  New independent accountants

     (i) The Registrant engaged Horowitz & Ullmann as its new independent accountants as of March 25, 1996. During the two most recent fiscal years and through March 25, 1996, the Registrant has not consulted with Horowitz & Ullmann on items which (1) were material in nature or
          (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(2)).


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VALUE LINE, INC.
                                          Registrant



                                       ________________________
                                       Howard A. Brecher
                                       Secretary

Date: March 29, 1996